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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest Event Reported):             July 24, 2000
                                                              -------------




                                 NEXTCARD, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


         0-26019                                        68-0384-606
(Commission File Number)                    (I.R.S. Employer Identification No.)



         595 Market Street, Suite 1800, San Francisco, California 94105
               (Address of Principal Executive Offices) (Zip Code)



                                 (415) 836-9700
              (Registrant's Telephone Number, Including Area Code)

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ITEM 5.  OTHER EVENTS

NextCard, Inc. announced that its Board of Directors plans to name John Hashman, currently President and Chief Financial Officer, as its Chief Executive Officer at its next meeting on August 10, 2000. Mr. Hashman has served as NextCard's Chief Financial Officer since joining the company in September 1997, and as President and Chief Financial Officer since March 2000. Jeremy Lent will continue as Chairman of the Board of Directors and will assume the new role of Chief Strategy Officer. Additionally, the Company announced it is bringing in its anticipated break-even date from 2002 to late 2001.

Mr. Lent stated that he will remain highly involved in the strategic direction of NextCard in the role of both Chairman and Chief Strategy Officer, and expects to work closely with Mr. Hashman. Mr. Lent stated further that his decision to step down from the Chief Executive Officer role was driven by his wife's ongoing medical condition, which will require a greater time commitment than in the past.

To replace Mr. Hashman in the role of Chief Financial Officer, the Company announced that Bruce Rigione, currently Senior Vice President - International Business Development, will be named Chief Financial Officer, effective August 10, 2000. Mr. Rigione is also a member of NextCard's Board of Directors.

NextCard also announced that, due to better than anticipated loan growth, strongly increasing yield and controlled expenses, the Company has brought in its expected break-even date to late 2001, a full year earlier than the break-even date anticipated when NextCard went public last year. The Company will be sharing further details at its quarterly earnings conference call later this week.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 NEXTCARD, INC.
                                  (Registrant)




Date: July 24, 2000                                  /s/ Robert Linderman
                                                     --------------------
                                                     Robert Linderman
                                                     General Counsel & Secretary


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